UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 29, 2007
PAREXEL International Corporation

(Exact name of Registrant as Specified in its Charter)

Massachusetts	0-27058	04-2776269

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Street, Waltham, Massachusetts	02451

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:
(781) 487-9900

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS
SIGNATURE

ITEM 8.01.     OTHER EVENTS
     On June 29, 2007, Parexel (Taiwan), Inc., a corporation organized under the laws of the Republic of China (the “Company”), which is a wholly owned indirect subsidiary of PAREXEL International Corporation, a Massachusetts corporation (“PAREXEL”), initiated an offer (the “Tender Offer”) to purchase all of the issued and outstanding shares of common stock of Apex International Clinical Research Co., Ltd. (“Apex”).
     Pursuant to the terms of a prospectus (the “Prospectus”) and an application for a foreign investment approval filed with the Securities and Futures Bureau and Ministry of Economic Affairs, Investment Commission, respectively, the Company has agreed to purchase up to 100% of the issued and outstanding shares of Apex, on a fully diluted basis, at a per share price of NT$82.94 in the Tender Offer, representing a total purchase price of approximately NT$1,794,240,938. As a condition to the closing of the Tender Offer, the minimum number of shares tendered to the Company by shareholders must be no less than 7,138,890, representing approximately 33% of the total issued and outstanding shares of Apex, on a fully diluted basis (the “Minimum Threshold”).
     The period of the Tender Offer commenced on July 2, 2007, and ends on August 20, 2007 (the “Completion Date”). In the event the Minimum Threshold is tendered in the Tender Offer and all other conditions to the Tender Offer are satisfied, the Company will complete the purchase of all shares tendered in the Tender Offer within five business days following the Completion Date.
     The full text of the Prospectus and additional information regarding the Tender Offer can be found at the website of the Company’s tender offer agent at www.capital.com.tw.
        .

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAREXEL International Corporation
Date: July 2, 2007	By:	/s/ James F. Winschel, Jr.
James F. Winschel, Jr.
Senior Vice President and Chief Financial Officer